Exhibit 99.1

PURCHASE AND SALE AGREEMENT

BY AND AMONG
LIPT SAN MARCOS, LLC,
a Delaware limited liability company,
LIPT COLUMBIA, LLC,
a Delaware limited liability company,
LIPT GAINESVILLE, LLC,
a Delaware limited liability company,
AND
LIPT ATHENS, LLC,
a Delaware limited liability company
AS SELLERS

AND
LSH ACQUISITIONS, L.L.C.,
a Delaware limited liability company
AS PURCHASER

Dated as of December 19, 2014

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 19th day of December, 2014 (the “Effective Date”), by and among LIPT San Marcos, LLC, a Delaware limited liability company (“San Marcos Seller”), LIPT Columbia, LLC, a Delaware limited liability company (“Columbia Seller”), LIPT Gainesville, LLC, a Delaware limited liability company (“Gainesville Seller”), and LIPT Athens, LLC, a Delaware limited liability company (“Athens Seller” and, together with San Marcos Seller, Columbia Seller, and Gainesville Seller, each, a “Seller” and collectively, the “Sellers”), and LSH Acquisitions, L.L.C., a Delaware limited liability company (“Purchaser”).
ARTICLE I
PURCHASE AND SALE
1.1    Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, each Seller agrees to sell and convey and Purchaser agrees to purchase the following:
(a)    With respect to San Marcos Seller, that certain tract or parcel of land situated at 1250 Sadler Drive, San Marcos, Texas, more particularly described on Exhibit A-1 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of San Marcos Seller in and to adjacent streets, alleys or rights-of-way (the land described in clause (a) of this Section 1.1 being herein referred to collectively as the “San Marcos Land”);
(b)    With respect to Columbia Seller, that certain tract or parcel of land situated at 2900 Old Highway 63 South, Columbia, Missouri, more particularly described on Exhibit A-2 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Columbia Seller in and to adjacent streets, alleys or rights-of-way (the land described in clause (b) of this Section 1.1 being herein referred to collectively as the “Columbia Land”);
(c)    With respect to Gainesville Seller, that certain tract or parcel of land situated at 1601 SW 51st Terrace, Gainesville, Florida, more particularly described on Exhibit A-3 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Gainesville Seller in and to adjacent streets, alleys or rights-of-way (the land described in clause (c) of this Section 1.1 being herein referred to collectively as the “Gainesville Land”);
(d)    With respect to Athens Seller, that certain tract or parcel of land situated at 211 North Avenue, Athens, Georgia, more particularly described on Exhibit A-4 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Athens Seller in and to adjacent streets, alleys or rights-of-way (the land described in clause (d) of this Section 1.1 being herein referred to collectively as the “Athens Land” and, together with the San Marcos Land, the Columbia Land, and the Gainesville Land, collectively, the “Land”);

(e)    With respect to San Marcos Seller, the buildings, structures, fixtures and other improvements on the San Marcos Land (the buildings, structures, fixtures, and other improvements described in clause (e) of this Section 1.1 being herein referred to collectively as the “San Marcos Improvements”);
(f)    With respect to Columbia Seller, the buildings, structures, fixtures and other improvements on the Columbia Land (the buildings, structures, fixtures, and other improvements described in clause (f) of this Section 1.1 being herein referred to collectively as the “Columbia Improvements”);
(g)    With respect to Gainesville Seller, the buildings, structures, fixtures and other improvements on the Gainesville Land (the buildings, structures, fixtures, and other improvements described in clause (g) of this Section 1.1 being herein referred to collectively as the “Gainesville Improvements”);
(h)    With respect to Athens Seller, the buildings, structures, fixtures and other improvements on the Athens Land (the buildings, structures, fixtures, and other improvements described in clause (h) of this Section 1.1 being herein referred to collectively as the “Athens Improvements” and, together with the San Marcos Improvements, Columbia Improvements, and Gainesville Improvements, collectively, the “Improvements”);
(i)    With respect to San Marcos Seller, all of San Marcos Seller’s right, title and interest in and to all tangible personal property now or hereafter owned by San Marcos Seller or located upon the San Marcos Land or within the San Marcos Improvements, including specifically, without limitation, tools and supplies, and other items of personal property (excluding cash and any personal property owned by the tenants therein) used exclusively in connection with the operation of the San Marcos Land and the San Marcos Improvements, including, without limitation, the personal property listed on Exhibit B-1 attached hereto (the tangible personal property described in clause (i) of this Section 1.1 being herein referred to collectively as the “San Marcos Personal Property”);
(j)    With respect to Columbia Seller, all of Columbia Seller’s right, title and interest in and to all tangible personal property now or hereafter owned by Columbia Seller or located upon the Columbia Land or within the Columbia Improvements, including specifically, without limitation, tools and supplies, and other items of personal property (excluding cash and any personal property owned by the tenants therein) used exclusively in connection with the operation of the Columbia Land and the Columbia Improvements, including, without limitation, the personal property listed on Exhibit B-2 attached hereto (the tangible personal property described in clause (j) of this Section 1.1 being herein referred to collectively as the “Columbia Personal Property”);
(k)    With respect to Gainesville Seller, all of Gainesville Seller’s right, title and interest in and to all tangible personal property now or hereafter owned by Gainesville Seller or located upon the Gainesville Land or within the Gainesville Improvements, including specifically, without limitation, tools and supplies, and other items of personal property (excluding cash and any personal property owned by the tenants therein) used exclusively in connection with the operation of the Gainesville Land and the Gainesville Improvements, including, without limitation, the personal property listed on Exhibit B-3 attached hereto (the tangible personal property described in clause (k) of this Section 1.1 being herein referred to collectively as the “Gainesville Personal Property”);
(l)    With respect to Athens Seller, all of Athens Seller’s right, title and interest in and to all tangible personal property now or hereafter owned by Athens Seller or located upon the Athens Land or within the Athens Improvements, including specifically, without limitation, tools and supplies, and other items of personal property (excluding cash and any personal property owned by the tenants therein) used exclusively in connection with the operation of the Athens Land and the Athens Improvements, including, without limitation, the personal property listed on Exhibit B-4 attached hereto (the tangible personal property described in clause (l) of this Section 1.1 being herein referred to collectively as the “Athens Personal Property” and, together with the San Marcos Personal Property, Columbia Personal Property, and Gainesville Property, collectively, the “Personal Property”);
(m)    With respect to San Marcos Seller, all of San Marcos Seller’s right, title and interest in and to those certain leases more fully described on Exhibit C-1 (the “San Marcos Rent Roll”) attached hereto and made a part hereof, being all of the leases of the San Marcos Improvements, together with any leases entered into by San Marcos Seller after the Effective Date in accordance with the terms of this Agreement and all guaranties relating to any of the foregoing leases (the leases and guaranties described in clause (m) of this Section 1.1 being herein referred to as the “San Marcos Leases”);
(n)    With respect to Columbia Seller, all of Columbia Seller’s right, title and interest in and to those certain leases more fully described on Exhibit C-2 (the “Columbia Rent Roll”) attached hereto and made a part hereof, being all of the leases of the Columbia Improvements, together with any leases entered into by Columbia Seller after the Effective Date in accordance with the terms of this Agreement and all guaranties relating to any of the foregoing leases (the leases and guaranties described in clause (n) of this Section 1.1 being herein referred to as the “Columbia Leases”);
(o)    With respect to Gainesville Seller, all of Gainesville Seller’s right, title and interest in and to those certain leases more fully described on Exhibit C-3 (the “Gainesville Rent Roll”) attached hereto and made a part hereof, being all of the leases of the Gainesville Improvements, together with any leases entered into by Gainesville Seller after the Effective Date in accordance with the terms of this Agreement and all guaranties relating to any of the foregoing leases (the leases and guaranties described in clause (o) of this Section 1.1 being herein referred to as the “Gainesville Leases”);
(p)    With respect to Athens Seller, all of Athens Seller’s right, title and interest in and to those certain leases more fully described on Exhibit C-4 (the “Athens Rent Roll”) attached hereto and made a part hereof, being all of the leases of the Athens Improvements, together with any leases entered into by Athens Seller after the Effective Date in accordance with the terms of this Agreement and all guaranties relating to any of the foregoing leases (the leases and guaranties described in clause (p) of this Section 1.1 being herein referred to as the “Athens Leases” and, together with the San Marcos Leases, Columbia Leases, and Gainesville Leases, collectively, the “Leases”);
(q)    With respect to San Marcos Seller, all of San Marcos Seller’s right, title and interest in and to those certain contracts and agreements relating to the upkeep, repair, maintenance, or operation of the San Marcos Land and San Marcos Improvements more fully described on Exhibit D-1 attached hereto and made a part hereof, and which Purchaser has elected (or is required) to assume pursuant to Section 5.4(e) (the contracts and agreements described in clause (q) of this Section 1.1 being herein referred to as the “San Marcos Service Contracts”);
(r)    With respect to Columbia Seller, all of Columbia Seller’s right, title and interest in and to those certain contracts and agreements relating to the upkeep, repair, maintenance, or operation of the Columbia Land and Columbia Improvements more fully described on Exhibit D-2 attached hereto and made a part hereof, and which Purchaser has elected (or is required) to assume pursuant to Section 5.4(e) (the contracts and agreements described in clause (r) of this Section 1.1 being herein referred to as the “Columbia Service Contracts”);
(s)    With respect to Gainesville Seller, all of Gainesville Seller’s right, title and interest in and to those certain contracts and agreements relating to the upkeep, repair, maintenance, or operation of the Gainesville Land and Gainesville Improvements more fully described on Exhibit D-3 attached hereto and made a part hereof, and which Purchaser has elected (or is required) to assume pursuant to Section 5.4(e) (the contracts and agreements described in clause (s) of this Section 1.1 being herein referred to as the “Gainesville Service Contracts”);
(t)    With respect to Athens Seller, all of Athens Seller’s right, title and interest in and to those certain contracts and agreements relating to the upkeep, repair, maintenance, or operation of the Athens Land and Athens Improvements more fully described on Exhibit D-4 attached hereto and made a part hereof, and which Purchaser has elected (or is required) to assume pursuant to Section 5.4(e) (the contracts and agreements described in clause (t) of this Section 1.1 being herein referred to as the “Athens Service Contracts” and, together with the San Marcos Service Contracts, Columbia Service Contracts, and Gainesville Service Contracts, collectively, the “Service Contracts”);
(u)    With respect to San Marcos Seller, all of San Marcos Seller’s right, title and interest in and to (i) to the extent assignable at no cost or expense to San Marcos Seller (other than de minimis costs), all permits, warranties and guaranties issued to San Marcos Seller in connection with the San Marcos Improvements or the San Marcos Personal Property, and (ii) to the extent assignable without the consent of third parties at no cost or expense to San Marcos Seller (other than de minimis costs), the right to use the name of the San Marcos Property (including, without limitation, “Cabana Beach”), all trademarks and trade names (if any) used solely in connection with the San Marcos Land and San Marcos Improvements, and (iii) all resident and tenant files for current residents and tenants as of the Closing Date and (iv) all website domain names and social media accounts associated with the San Marcos Property (the property described in this Section 1.1(u) being sometimes herein referred to collectively as the “San Marcos Intangibles”);
(v)    With respect to Columbia Seller, all of Columbia Seller’s right, title and interest in and to (i) to the extent assignable at no cost or expense to Columbia Seller (other than de minimis costs), all permits, warranties and guaranties issued to Columbia Seller in connection with the Columbia Improvements or the Columbia Personal Property, and (ii) to the extent assignable without the consent of third parties at no cost or expense to Columbia Seller (other than de minimis costs), the right to use the name of the Columbia Property (including, without limitation, “Campus Lodge”), all trademarks and trade names (if any) used solely in connection with the Columbia Land and Columbia Improvements, and (iii) all resident and tenant files for current residents and tenants as of the Closing Date and (iv) all website domain names and social media accounts associated with the Columbia Property (the property described in this Section 1.1(v) being sometimes herein referred to collectively as the “Columbia Intangibles”);
(w)    With respect to Gainesville Seller, all of Gainesville Seller’s right, title and interest in and to (i) to the extent assignable at no cost or expense to Gainesville Seller (other than de minimis costs), all permits, warranties and guaranties issued to Gainesville Seller in connection with the Gainesville Improvements or the Gainesville Personal Property, and (ii) to the extent assignable without the consent of third parties at no cost or expense to Gainesville Seller (other than de minimis costs), the right to use the name of the Gainesville Property (including, without limitation, “Cabana Beach”), all trademarks and trade names (if any) used solely in connection with the Gainesville Land and Gainesville Improvements, and (iii) all resident and tenant files for current residents and tenants as of the Closing Date and (iv) all website domain names and social media accounts associated with the Gainesville Property (the property described in this Section 1.1(w) being sometimes herein referred to collectively as the “Gainesville Intangibles”); and
(x)    With respect to Athens Seller, all of Athens Seller’s right, title and interest in and to (i) to the extent assignable at no cost or expense to Athens Seller (other than de minimis costs), all permits, warranties and guaranties issued to Athens Seller in connection with the Athens Improvements or the Athens Personal Property, and (ii) to the extent assignable without the consent of third parties at no cost or expense to Athens Seller (other than de minimis costs), the right to use the name of the Athens Property (including, without limitation, “The Lodge of Athens”), all trademarks and trade names (if any) used solely in connection with the Athens Land and Athens Improvements, and (iii) all resident and tenant files for current residents and tenants as of the Closing Date and (iv) all website domain names and social media accounts associated with the Athens Property (the property described in this Section 1.1(x) being sometimes herein referred to collectively as the “Athens Intangibles” and, together with the San Marcos Intangibles, Columbia Intangibles, and Gainesville Intangibles, collectively, the “Intangibles”).
1.2    Property Defined. The San Marcos Land, the San Marcos Improvements, the San Marcos Personal Property, the San Marcos Leases, the San Marcos Service Contracts, and the San

Marcos Intangibles are collectively referred to herein as the “San Marcos Property.” The Columbia Land, the Columbia Improvements, the Columbia Personal Property, the Columbia Leases, the Columbia Service Contracts, and the Columbia Intangibles are collectively referred to herein as the “Columbia Property.” The Gainesville Land, the Gainesville Improvements, the Gainesville Personal Property, the Gainesville Leases, the Gainesville Service Contracts, and the Gainesville Intangibles are collectively referred to herein as the “Gainesville Property.” The Athens Land, the Athens Improvements, the Athens Personal Property, the Athens Leases, the Athens Service Contracts, and the Athens Intangibles are collectively referred to herein as the “Athens Property.” The Land, the Improvements, the Personal Property, the Leases, the Service Contracts, and the Intangibles are collectively referred to herein as the “Properties,” and, individually, each a “Property.”
1.3    Purchase Price. The purchase price for the Properties is One Hundred Twenty Three Million One Hundred Thousand Dollars ($123,100,000) (the “Purchase Price”). The Purchase Price is allocated amongst each individual Property as set forth on Schedule 1.3 attached hereto (the “Allocated Amounts” and, with respect to a particular Property, its “Allocated Amount”). Upon written notice to Sellers delivered no later than five (5) business days prior to the Closing Date, Purchaser may modify the Allocated Amounts from time to time so long as the aggregate Purchase Price remains unchanged. Upon Purchaser’s delivery of any such notice to Sellers, the Allocated Amounts (and Schedule 1.3) shall be deemed modified in accordance with such notice.
1.4    Payment of Purchase Price. The Purchase Price shall be payable by Purchaser in full at Closing, subject to adjustment as herein provided, in cash by wire transfer of immediately available funds to an escrow account designated by Title Company (as such term is defined in Section 1.5 hereof) prior to the Closing.
1.5    Earnest Money. Not later than two (2) business days after the Effective Date, Purchaser shall deposit with Stewart Title Guaranty Company (the “Title Company”), having its office at 401 East Pratt Street, Suite 611, Baltimore, Maryland 21202, Attention: Jack Kieley, Telephone: (443) 220-0001 x3344, the sum of Three Million Seventy Seven Thousand Five Hundred Dollars ($3,077,500) (the “Earnest Money”) in good funds, by federal wire transfer. The Title Company shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions hereof and any supplementary instructions executed by the parties pursuant to the provisions of Section 1.6 hereof. All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Upon the expiration of the Diligence Period, the Earnest Money shall be non-refundable to Purchaser except as expressly set forth in this Agreement. If Purchaser fails to deliver the Earnest Money to the Title Company within the time period specified above, Sellers may terminate this Agreement upon written notice thereof to Purchaser and, in such event, neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement; provided, however, that if Purchaser shall have deposited the Earnest Money with the Title Company before Sellers have exercised such termination right, Sellers shall be deemed to have waived such right. Time is of the essence for delivery of the Earnest Money under this Agreement. If Purchaser elects to terminate this Agreement pursuant to any right granted to Purchaser herein, and is entitled to receive a return of the Earnest Money pursuant to the terms hereof, the Title Company shall first disburse to Sellers One Hundred and No/100 Dollars ($100.00) as independent consideration for Sellers’ performance under this Agreement (the “Independent Consideration”), which shall be retained by Sellers in all instances.
1.6    Delivery to Title Company. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed copy of this Agreement with the Title Company and this Agreement shall (along with such supplementary instructions not inconsistent herewith as either party hereto may deliver to the Title Company) serve as escrow instructions to the Title Company for the consummation of the purchase and sale contemplated hereby. Sellers and Purchaser agree to execute such additional escrow instructions as Title Company may reasonably require and which are not inconsistent with the provisions hereof; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
1.7    Earnest Money Provisions. Title Company shall not commingle the Earnest Money with any funds of the Title Company or others, and shall promptly provide Purchaser and Sellers with confirmation of the investments made. If the Closing under this Agreement occurs, the Title Company shall apply the Earnest Money to the Purchase Price at Closing and deliver it to Sellers.
Except as otherwise expressly provided in this Agreement (including, without limitation, in Sections 2.3 and 3.2), upon not less than 5 business days’ prior written notice to the Title Company and the other party, Title Company shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said 5 business day period, deliver to the requesting party and the Title Company a written notice that it disputes the claim to the Earnest Money, Title Company shall retain the Earnest Money until it receives written instructions executed by both Sellers and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.
Sellers and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Title Company directing the Earnest Money’s disposition, the Title Company shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Title Company’s option, the Title Company may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Title Company may recover all of its court costs and reasonable attorneys’ fees. Sellers or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Title Company, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.
The parties acknowledge that the Title Company, in its capacity as escrow agent, is acting as a stakeholder solely at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, and that the Title Company shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Sellers or Purchaser resulting from the Title Company’s mistake of law respecting the Title Company’s scope or nature of its duties. Sellers and Purchaser shall jointly and severally indemnify and hold the Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Title Company’s duties hereunder, except with respect to actions or omissions taken or made by the Title Company in bad faith, in disregard of this Agreement or involving negligence on the part of the Title Company.
ARTICLE II
TITLE AND SURVEY
2.1    Title Examination; Commitment for Title Insurance. Sellers have obtained from the Title Company and delivered, or shall obtain from the Title Company and deliver within five (5) days of the Effective Date, to Purchaser, ALTA title insurance commitments (collectively, the “Title Commitments”) covering the San Marcos Land, the Columbia Land, the Gainesville Land, and the Athens Land. Purchaser shall have until ten (10) days prior to the expiration of the Diligence Period (the “Title Exam Deadline”) to notify Sellers of its objections to the Title Commitments and Surveys (as defined below) as set forth in Section 2.3. The parties hereby acknowledge that the Title Exam Deadline occurred on December 9, 2014, and that Purchaser has timely delivered to Sellers a written notice of its objections pursuant to Section 2.3 below, a copy of which is attached hereto as Schedule 2.1(a), and that Sellers have timely delivered to Purchaser a written notice of their responses to such objections, a copy of which is attached hereto as Schedule 2.1(b).
2.2    Survey. Sellers have delivered or shall deliver to Purchaser and the Title Company within five (5) days of the Effective Date, Sellers’ existing ALTA survey of each of the San Marcos Property (the “San Marcos Survey”), the Columbia Property (the “Columbia Survey”) the Gainesville Property (the “Gainesville Survey”), and the Athens Property (the “Athens Survey” and, together with the San Marcos Survey, the Columbia Survey, and the Gainesville Survey, collectively, the “Surveys”). Purchaser may, at its sole cost and expense, update and recertify the Surveys.
2.3    Title and Survey Objections; Cure of Title and Survey Objections. Purchaser shall have until the Title Exam Deadline to notify Sellers, in writing, of such objections as Purchaser may have to anything contained in the Title Commitments or the Surveys (“Defects”), except for Liquidated Defects (as hereinafter defined) to which Purchaser shall be deemed to have objected without necessity of such notice. Except for Liquidated Defects, any item contained in the Title Commitments or any matter shown on the Surveys to which Purchaser does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception (as hereinafter defined). In the event Purchaser shall notify Sellers of any Defects shown on the Title Commitments or Surveys prior to the Title Exam Deadline, Sellers shall have the right, but not the obligation, to cure such Defects. Within five (5) business days after receipt of Purchaser’s notice of objections, Sellers shall notify Purchaser in writing whether Sellers elect to attempt to cure any such Defects. Sellers’ failure to respond within said five (5) business day period shall be deemed to be Sellers’ election not to cure any such Defects. If Sellers elect to attempt to cure such Defects, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Sellers shall have until the Closing Date to attempt to remove, satisfy or cure the same to the satisfaction of Purchaser, in its sole discretion (which shall be deemed achieved if Sellers release or, in the case of a materialmen’s or mechanic’s lien, bond-off, such Defect), and for this purpose Sellers shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed ten (10) business days after the date for Closing set forth in Section 4.1 hereof.
If Sellers elect not to cure (or are deemed to have elected not to cure) any Defects specified in Purchaser’s notice, Purchaser shall have the following options: (i) to accept a conveyance of the Properties subject only to the Permitted Exceptions, specifically including any Defect which Sellers have elected not to cure (or are deemed to have elected not to cure), and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Sellers not later than the expiration of the Diligence Period, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser (less the Independent Consideration), despite any objection by Sellers, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If, having elected to cure any such Defect as provided above, Sellers fail to cure such Defect by the Closing (or any date to which the Closing has been adjourned) to the satisfaction of Purchaser, in its sole discretion (which shall be deemed achieved if Sellers release or, in the case of a materialmen’s or mechanic’s lien, bond-off, such Defect), Purchaser shall have the following options: (y) to accept a conveyance of the Properties subject only to the Permitted Exceptions, specifically including any Defect which Sellers failed to cure, and without reduction of the Purchase Price; or (z) at Closing, to terminate this Agreement by sending written notice thereof to Sellers, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser (less the Independent Consideration), and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Notwithstanding anything else in this Agreement to the contrary, Purchaser’s rights to terminate and receive a return of the Earnest Money (less the Independent Consideration) as provided in this Section 2.3 shall be Purchaser’s sole and exclusive remedy for Sellers’ failure to cure a Defect other than Liquidated Defects, for which Purchaser shall have the remedies set forth in Section 6.2.
2.4    Conveyance of Title. At Closing, Sellers shall convey and transfer to Purchaser title to the Land and Improvements subject to the following matters only (the “Permitted Exceptions”):
(a)    the rights of tenants, as tenants only, under the Leases and any new leases entered into between the Effective Date and Closing in accordance with the terms of this Agreement;
(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;
(c)    all local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Properties; and

(d)    except for Liquidated Defects, items appearing on the Title Commitments or shown on the Surveys and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.
2.5    Pre-Closing “Gap” Defects. Whether or not Purchaser shall have furnished to Sellers any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Sellers in writing of any Defect not disclosed in the Title Commitment or Survey delivered to Purchaser prior to the expiration of the Title Exam Deadline and for which Purchaser did not otherwise have knowledge prior to the Diligence Period (“New Defect”). For purposes of the foregoing sentence, Purchaser shall be deemed to have “knowledge” of a Defect if (i) Purchaser has actual knowledge of such Defect, (ii) such Defect is disclosed in materials included in the electronic datasite established and maintained by Broker at https://www.dropbox.com/sh/86zpcpkoepssz6w/AAAtqJi2hWrL0rveiAWuLRqWa?dl=0(the “Datasite”), as of 4:00 p.m. (Central Time) on December 18, 2014, or (iii) such Defect is disclosed in any exhibits or schedules to this Agreement. Purchaser shall have five (5) business days after its receipt of any updated Title Commitment or Survey disclosing such New Defect to send Sellers written notice of such New Defect. With respect to such New Defect set forth in such notice, Sellers shall have the same option, but not the obligation, to cure and Purchaser shall have the same option to accept title subject to such New Defect or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Title Exam Deadline as provided in Section 2.3 above (except that Purchaser shall have three (3) business days after receipt of Sellers’ election (or deemed election) not to cure a New Defect in which to make its election to proceed to Closing or terminate this Agreement). If Sellers elect to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed ten (10) days after the date for Closing set forth in Section 4.1 hereof. If applicable, the Closing Date shall be extended to provide Sellers and Purchaser with the full response periods contemplated in this Section 2.5.
2.6    Liquidated Defects. Notwithstanding anything contained herein to the contrary, on or prior to Closing, Sellers shall be unconditionally obligated to cause to be released (i) all liens of a definite and ascertainable amount, and all mortgages, deeds of trust or trust deeds securing voluntary indebtedness of any Seller, including, without limitation, the Seller’s existing indebtedness to Federal Home Loan Mortgage Corporation and (ii) all encumbrances or exceptions to title intentionally created by any Seller after the Effective Date and which will have a material adverse effect on the title, value, income, use, ownership or operation of any of the Properties, individually or taken as a whole, after Closing (the “Liquidated Defects”).
ARTICLE III
DILIGENCE PERIOD
3.1    Right of Inspection. During the period ending at 5:00 p.m. (Central Time) on December 19, 2014 (hereinafter referred to as the “Diligence Period”) and, thereafter, until Closing, Purchaser and Purchaser’s employees, third party consultants, lenders, engineers, accountants and attorneys (collectively, the “Purchaser’s Representatives”) shall have reasonable access to the Properties for the purpose of conducting reasonably necessary tests and inspections including non-

invasive physical inspections of the Properties, including a so-called “Phase I” environmental inspection and assessment (the “Assessment”) of the Properties, and Sellers acknowledge and consent to such Assessment. Purchaser understands and agrees that any on-site inspections of the Properties shall be conducted upon at least twenty-four (24) hours’ prior written notice to Sellers, which for purposes of this Section 3.1 may be given by email alone to Lucas Kimmel at lucas.kimmel@lasalle.com and, if required by Sellers, in the presence of the applicable Seller or its representative and, if such presence is so required, such Seller or its representative will be made reasonably available for such inspections. Such physical inspections shall not unreasonably interfere with the use of the Properties by any Seller or its tenants. Such physical inspection shall not be physically invasive in any respect (unless Purchaser obtains Sellers’ prior written consent, which consent may be withheld in each Seller’s sole and absolute discretion), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections, Purchaser shall repair any damage to the physical condition of the applicable Property resulting from Purchaser’s inspections to substantially the same condition as existed before such inspection. Each Seller shall reasonably cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall not contact any tenants of the Properties without obtaining Sellers’ prior written consent, which consent may be withheld in each Seller’s sole and absolute discretion, and shall not unreasonably disrupt Sellers’ or any tenant’s activities on the Properties. Purchaser agrees to indemnify against and hold each Seller and its members, managers, officers, directors, shareholders, property managers, agents, and employees harmless from any claim for liabilities, costs, expenses (including attorneys’ fees), damages or injuries actually incurred by them (“Losses”) arising out of or resulting from the inspection activities on the Properties by Purchaser or Purchaser Representative; provided that the foregoing indemnity shall not extend to the mere discovery of existing conditions at any of the Properties and to Losses based on the gross negligence or willful misconduct of any Seller or its members, managers, officers, directors, shareholders, employees, property managers or agents. The foregoing indemnity shall survive any termination of this Agreement and/or the Closing. All inspections shall occur during normal business hours of the Properties and as agreed upon by the applicable Seller and Purchaser. Prior to Purchaser entering any Property to conduct the inspections described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Sellers evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Sellers, in the amount of Three Million and No/100 Dollars ($3,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name the applicable Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or Purchaser Representatives in connection with such inspections. Purchaser’s obligations under this Section 3.1 shall survive any termination of this Agreement.
3.2    Right of Termination. Sellers agree that in the event Purchaser determines, in Purchaser’s sole and absolute discretion, that the Properties are not satisfactory to Purchaser for any or no reason, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Sellers prior to the expiration of the Diligence Period. If Purchaser gives such notice of termination prior to the expiration of the Diligence Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser (less the Independent Consideration), despite any objection by any Seller, the provisions of Section 10.24 shall apply, and neither party shall have any further liability under this Agreement except as otherwise expressly provided hereunder. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Sellers a notice of termination prior to the expiration of the Diligence Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.
ARTICLE IV
CLOSING
4.1    Time and Place. The parties shall conduct an escrow closing (the “Closing”) on January 30, 2015, or such date as may otherwise be agreed to in writing by the parties (the “Closing Date”). At Closing, Sellers and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 hereof and Section 4.3 hereof. In the event Purchaser exercises any of its rights to terminate the Agreement as specified hereunder, the provisions of Section 10.24 governing a permitted termination by Purchaser shall apply and neither party shall have any further liability under this Agreement except as otherwise expressly provided hereunder.
4.2    Seller’s Obligations at Closing. At or prior to two (2) business days before the Closing, the applicable Seller shall deliver to the Title Company in escrow:
(a)    a duly executed special warranty deed in the form attached hereto as Exhibit H-1 (the “San Marcos Deed”), conveying the San Marcos Land and San Marcos Improvements; a duly executed special warranty deed in the form attached hereto as Exhibit H-2 (the “Columbia Deed”), conveying the Columbia Land and Columbia Improvements; a duly executed special warranty deed in the form attached hereto as Exhibit H-3 (the “Gainesville Deed”), conveying the Gainesville Land and Gainesville Improvements; and a duly executed special warranty deed in the form attached hereto as Exhibit H-4 (the “Athens Deed” and, together with the San Marcos Deed, the Columbia Deed, and the Gainesville Deed, collectively, the “Deeds”), conveying the Athens Land and Athens Improvements, in each case, subject only to the applicable Permitted Exceptions;
(b)    two (2) duly executed counterparts of a bill of sale in the form of Exhibit E attached hereto relating to the San Marcos Property, two (2) duly executed counterparts of a bill of sale in the form of Exhibit E attached hereto relating to the Columbia Property, two (2) duly executed counterparts of a bill of sale in the form of Exhibit E attached hereto relating to the Gainesville Property, and two (2) duly executed counterparts of a bill of sale in the form of Exhibit E attached hereto relating to the Athens Property;
(c)    four (4) duly executed counterparts of an assignment and assumption agreement as to the Leases and Service Contracts in the form of Exhibit F attached hereto relating to the San Marcos Property, four (4) duly executed counterparts of an assignment and assumption agreement as to the Leases and Service Contracts in the form of Exhibit F attached hereto relating to the Columbia Property, four (4) duly executed counterparts of an assignment and assumption agreement as to the Leases and Service Contracts in the form of Exhibit F attached hereto relating to the Gainesville Property, and four (4) duly executed counterparts of an assignment and assumption agreement as to the Leases and Service Contracts in the form of Exhibit F attached hereto relating to the Athens Property;
(d)    four (4) duly executed counterparts of an assignment as to the Intangibles in the form of Exhibit G attached hereto relating to the San Marcos Property, four (4) duly executed counterparts of an assignment as to the Intangibles in the form of Exhibit G attached hereto relating to the Columbia Property, four (4) duly executed counterparts of an assignment as to the Intangibles in the form of Exhibit G attached hereto relating to the Gainesville Property, and four (4) duly executed counterparts of an assignment as to the Intangibles in the form of Exhibit G attached hereto relating to the Athens Property;
(e)    four (4) duly executed originals of a notice relating to the San Marcos Property in the form attached hereto as Exhibit I, four (4) duly executed originals of a notice relating to the Columbia Property in the form attached hereto as Exhibit I, four (4) duly executed originals of a notice relating to the Gainesville Property in the form attached hereto as Exhibit I, and four (4) duly executed originals of a notice to the Athens Property in the form attached hereto as Exhibit I, which Purchaser shall send to each of the tenants under the applicable Leases informing such tenants of the sale of the applicable Property and of the assignment to Purchaser of the applicable Seller’s interest in, and obligations under, the applicable Leases (including, if applicable, any security and other deposits) and directing that all rent and other sums payable under the applicable Leases after the Closing shall be paid as set forth in the notice;
(f)    two (2) originals of a certificate, executed by all Sellers, stating that the representations and warranties of Sellers contained in this Agreement are true and correct in all material respects as of the date of Closing (except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date), with updates to such representations and warranties as applicable. In no event shall any Seller be liable to Purchaser for, or be deemed to be in default hereunder (but, without limitation of Section 4.6(b) regarding conditions precedent to Purchaser’s obligation to close), by reason of the failure of any representation or warranty of any such Seller contained in this Agreement to be true and correct in all material respects as a result of any change, event, or circumstance that (i) occurs between the Effective Date and the Closing Date and (ii) is not the result of any Seller’s breach of any express covenant set forth in this Agreement;
(g)    one (1) duly executed counterpart of an affidavit by Sellers stating that no Seller is a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;
(h)    (1) updated Rent Rolls dated no earlier than five (5) business days prior to the Closing Date as to which Sellers shall make the same representations and warranties, as of the date of such Rent Rolls, as Sellers’ makes under Section 5.1(d) with respect to the Rent Roll attached hereto (which updated Rent Rolls may reflect Sellers’ leasing activity permitted in accordance with Section 5.4(b)), (2) to the extent in Sellers’ possession or control, plans and specifications (to the extent assignable) and copies of the Leases, and (3) to the extent in Sellers’ possession or control, originals, or copies of the licenses, permits and certificates of occupancy, if any, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Properties (notwithstanding the escrow closing with the Title Company, the deliveries pursuant to Section 4.2(h)(2) and (3) may be made at the applicable Property);
(i)    evidence of the termination of the service contracts not assumed by Purchaser at Closing and of the existing property management agreements between each Seller and the property manager at each of the Properties;
(j)    keys to all locks located at the Properties, to the extent in Sellers’ possession or control (notwithstanding the escrow closing with the Title Company, the deliveries pursuant to this Section 4.2(j) may be made at the applicable Property);
(k)    customary ALTA owner’s and gap affidavits, duly executed by Sellers, reasonably required by the Title Company to issue the Title Policies (as hereinafter defined), in form and substance reasonably acceptable to Sellers and the Title Company;
(l)    transfer tax affidavits and similar reports as are required from any Seller by applicable state and local law in connection with the conveyance of its respective Property;
(m)    with respect to Athens Seller, Athens Seller shall (a) provide Purchaser with evidence that Athens Seller is a Georgia resident for purposes of O.C.G.A. § 48-7-28, (b) provide Purchaser with evidence that Athens Seller is otherwise exempt from the withholding requirements of O.C.G.A. § 48-7-28, or (c) provide Purchaser with an affidavit stating that no gain is required to be recognized from the transactions contemplated herein. Absent any evidence of exemption, Purchaser shall withhold as required by Georgia law;
(n)    the REA Estoppel or a Seller Estoppel Certificate, as applicable, subject to and solely to the extent required by Section 4.6(e);
(o)    a certificate of the Completed Sprinkler Work, subject to and solely to the extent required by Section 5.4;
(p)    such other documents and instruments as may reasonably be required by the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto; and
(q)    a settlement statement agreed upon by the parties and duly executed by Sellers.
4.3    Purchaser’s Obligations at Closing. At or prior to Closing (or such other times as may be specified below), Purchaser shall deliver to Title Company:
(a)    the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.4 hereof by no later than 12:00 noon (Central Time), provided that no Seller is in default hereunder;
(b)    four (4) duly executed counterparts of each of the instruments described in Sections 4.2(c) and 4.2(d) hereof;
(c)    such other documents and instruments as may reasonably be required by the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto; and
(d)    a settlement statement agreed upon by the parties and duly executed by Purchaser.
4.4    Credits and Prorations. The following shall be apportioned with respect to each Property as of 12:01 a.m. (local time with respect to each Property), on the day of Closing, as if Purchaser were vested with title to such Property during the entire day upon which Closing occurs:
(a)    Real Estate Taxes.
(i)    All accrued but unpaid real estate taxes shall be prorated as of the date of Closing based on the most currently available final tax information for the calendar year in which the Closing occurs. Sellers shall receive a credit at Closing equal to any real estate taxes paid by Sellers applicable to periods after the Closing Date. Any applicable apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon 102.5% of the tax rate and/or assessed valuation last fixed. To the extent that the actual real estate taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing in accordance with Section 4.4(f) below.
(ii)    All assessments, general or special, shall be prorated as of the Closing Date, with Sellers being responsible for any installments of assessments that have accrued prior to the Closing Date and Purchaser being responsible for any installments of assessments that accrue on or after the Closing Date.
(iii)    To the extent that any Seller or Purchaser shall obtain any real estate tax abatement, credit or refund (herein a “Tax Refund”) with respect to any Property which is applicable to the year in which the Closing occurs, the amount of the net proceeds of such Tax Refund, after deducting the expenses of obtaining such refund, shall be prorated through the Closing Date if, as and when such proceeds are paid or applied (and if applied, Purchaser shall promptly after notice of such application remit to the applicable Seller its share) by the applicable governmental authority, and Purchaser shall have the sole authority to prosecute any protest, challenge or appeal relating to the same. Purchaser shall have no rights to any Tax Refund for periods prior to the year in which the Closing occurs, Sellers retaining all rights thereto. Sellers shall have no rights to any Tax Refund for periods subsequent to the year in which the Closing occurs, Purchaser retaining all rights thereto.
(b)    Rents.
(i)    Income. All rental and other income collected from the Properties, to the extent paid, including, but not limited to, late charges and other charges to tenants, shall be prorated as of the Closing Date. All such rental and other income, which shall not have been paid as of Closing and which shall relate to the month of Closing and/or prior months, whether delinquent or not yet due and payable until a date subsequent to Closing, shall not be prorated at Closing; provided, Purchaser shall pay to the applicable Seller its prorated portion (i.e. for the period prior to the Closing Date) of such rental, if and when Purchaser receives payment thereof; provided, further, any rental or other income (other than amounts paid in advance) received by Purchaser after Closing shall be first applied (based on category, or as otherwise permitted by the Leases) to the payment of current rentals and then to the payment of delinquent rentals, if any, in the inverse order of maturity. Purchaser shall use commercially reasonable efforts to collect delinquent rentals due and payable to Sellers in the usual course of Purchaser's operation of the Property, provided that Purchaser shall not be obligated to take legal action, deny occupancy to any tenant or institute collection proceedings for such purpose. Any such delinquent rentals due and payable to Sellers collected by Purchaser shall be promptly delivered by Purchaser to the applicable Seller, less the reasonable costs of collection incurred by Purchaser.
(ii)    Deposits. Purchaser shall receive a credit at Closing for all security and other tenant deposits required under Leases that are being held by or on behalf of Sellers, as reflected on the final Rent Roll delivered to Purchaser (and interest thereon if required by law or contract to be earned thereon).
(iii)    Locator Fees. Purchaser shall pay Sellers for all third party apartment locator fees incurred by Sellers solely with respect to any new leases entered into after the Effective Date which are scheduled to commence from and after Closing.
(iv)    Survival. The provisions of this Section 4.4(b) shall survive Closing.
(c)    Utilities. Utilities, including, but not limited to, water, sanitary and storm sewer, gas, electricity and (if provided by local municipality) trash removal, shall be prorated at Closing. With respect to water, sewer, electric and gas charges, Sellers shall use reasonable efforts to obtain a reading of the meter or other consumption measuring device at each Property as of the Closing Date. If Sellers are unable to obtain all or any of such readings, Purchaser and Sellers agree to make the required proration after Closing. Purchaser shall cause new accounts to be opened in Purchaser’s name for such utilities as of the Closing Date, and Sellers shall close such utility accounts in their names and shall receive a refund of all utility deposits simultaneously with Purchaser’s opening of its new accounts. The provisions of this Section 4.4(c) shall survive Closing.

(d)    Discounts. Sellers shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.
(e)    Service Contracts. Fees and charges under such of the Service Contracts as are being assigned to and assumed by Purchaser at the Closing, shall be prorated on the basis of the periods to which such fees and charges under said Service Contracts relate; provided, however, that signing bonuses, incentive payments, upfront payments, door fees or similar payments received by any Seller before Closing shall be prorated over the term of the applicable Service Contract.
(f)    True-Up. In the event that a post-closing true-up is necessary, Purchaser shall work diligently with Sellers to finalize the prorations within one hundred twenty (120) days after the Closing Date (except as to real estate taxes for the current period, the final adjustment with respect to which shall take place not later than thirty (30) days after the later to occur of Purchaser’s receipt of the applicable tax bill or the final disposition of any appeal thereof). Sellers and Purchaser shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations. The provisions of this Section 4.4(f) shall survive Closing.
(g)    Prepayment Penalty Credit. In connection with the Closing, Sellers anticipate incurring one or more prepayment penalties (“Prepayment Penalties”) in connection with the Sellers’ satisfaction in full of, and Sellers’ causing the release of the existing mortgages, deeds of trust or trust deeds securing, indebtedness of Sellers to the Federal Home Loan Mortgage Corporation. In view of that, Purchaser has agreed to pay to Sellers at Closing, in addition to the Purchase Price, an amount equal to Seven Hundred Five Thousand Dollars ($705,000) to be applied by Sellers against any Prepayment Penalties it incurs, with the balance, if any, to be retained by Sellers.
4.5    Closing Costs. Sellers shall pay (a) the fees of any counsel representing them in connection with this transaction; (b) one-half (1/2) of any escrow fee which may be charged by Title Company; (c) any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the recording of the Deeds; and (d) the base premium (excluding endorsements) for the Owner’s Policies of Title Insurance relating to the San Marcos Property, the Columbia Property, and the Athens Property. Purchaser shall pay: (s) the fees of any counsel representing Purchaser in connection with this transaction; (t) the base premium for the Owner’s Policy of Title Insurance relating to the Gainesville Property; (u) the premium and cost of any and all endorsements for any loan policies of title insurance relating to a financing obtained by Purchaser; (v) the cost of any and all endorsements to the Owner’s Policies of Title Insurance relating to all of the Properties, including, without limitation, extended coverage; (w) the cost to update and/or recertify any Surveys; (x) mortgage taxes, recording fees, and any similar fees or taxes which become payable in connection with a financing obtained by Purchaser; (y) one-half (1/2) of any escrow fees charged by Title Company; and (z) any recording fees which become payable by reason of the recording of the Deeds. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6    Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions hereunder shall be subject to the fulfillment on or before Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion. In the event that any of the following conditions have not been satisfied or waived at or prior to Closing, Purchaser may terminate this Agreement upon written notice thereof to Sellers and, subject to the terms and conditions of Sections 6.2 and 10.24 hereof, neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.
(a)    Sellers shall have delivered into escrow with the Title Company or to Purchaser, as applicable, all of the items required to be delivered pursuant to Section 4.2 hereof.
(b)    All of the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if made on and as of the Closing Date, except for the representations and warranties expressly limited by a specific date, which will be true and correct in all material respects as limited by the specified date (subject to the last paragraph of Section 5.1).
(c)    Sellers shall have performed and observed, in all material respects, all covenants and agreements under this Agreement to be performed and observed by each and every Seller as of the Closing Date.
(d)    At Closing, the Title Company shall be unconditionally committed (upon receipt from Purchaser of (i) payment of any premium or fee for the Title Polices or endorsements thereto required to be paid by Purchaser pursuant to the terms of this Agreement and (ii) any documents and instruments required by the Title Company to be delivered by Purchaser) to issue to Purchaser an Owner’s Policy of Title Insurance for each Property (the “Title Policies”) in its Allocated Amount (in the form promulgated by ALTA or such other form as is required by applicable state law), insuring Purchaser as the fee simple owner of the Land and the Improvements, which shall be effective as the date and time of the recording of the applicable Deed and shall contain as exceptions to coverage only the standard exceptions (other than those that would be removed by a Seller’s affidavit delivered pursuant Section 4.2(k)) and the Permitted Exceptions.
(e)    At least five (5) business days prior to Closing, Athens Seller shall have delivered to Purchaser, with respect to that certain Amended and Restated Reciprocal Easement and Cost Sharing Agreement (the “REA”), dated November 21, 2007, recorded at Deed Book 3427, page 1, in the Office of the Clerk of the Superior Court of Athens-Clarke County, Georgia, an executed estoppel from The Lodge at Athens Condominium Association, Inc. (or its successor in interest) (the “Association”) substantially in the form and substance of Exhibit L attached hereto and incorporated herein by reference (the “REA Estoppel”). If Athens Seller is unable to timely obtain the REA Estoppel from the Association, however, Athens Seller shall have delivered to Purchaser prior to Closing a fully executed estoppel certificate, substantially in the form of Exhibit L (with conforming changes for the following matters: (i) qualification of the matters therein to the knowledge of Athens Seller as defined in this Agreement, (ii) removal of Sections 5 and 7 thereof, and (iii) a provision that such certification shall expire upon the earlier to occur of Purchaser’s receipt of an REA Estoppel and the end of the Survival Period) (a “Seller Estoppel Certificate”).
4.7    Conditions Precedent to Obligation of Sellers. The obligation of Sellers to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Sellers in its sole discretion. In the event that any of the following conditions have not been satisfied on or before the date of Closing, Sellers may terminate this Agreement upon written notice thereof to Purchaser and, subject to the terms and conditions of Sections 6.1 or 10.24 hereof, as applicable, neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.
(a)    Title Company shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.
(b)    Purchaser shall have delivered into escrow all of the items required to be delivered pursuant to Section 4.3 hereof.
(c)    All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.
(d)    Purchaser shall have performed and observed, in all material respects, all covenants and agreements under this Agreement to be performed and observed by Purchaser as of the Closing Date.
(e)    The Closing of the sale of the San Marcos Property, the Columbia Property, the Gainesville Property, and the Athens Property must occur simultaneously, and Purchaser shall not have the right to acquire any Property without the acquisition of the other three.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1    Representations and Warranties of Sellers. Each Seller (as to itself only) hereby represents and warrants to Purchaser:
(a)    Organization and Authority. Such Seller is duly organized and validly existing under the laws of Delaware and is qualified to do business and is in good standing under the laws of the State of where its respective Property is located. Such Seller has the full right, power and authority, and has obtained all consents required, to enter into this Agreement and, to transfer all of its respective Property to be conveyed by such Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by such Seller. The person signing this Agreement on behalf of such Seller is authorized to do so and this Agreement constitutes the valid and binding obligation of Seller.
(b)    Pending Actions. There are no pending or, to such Seller’s knowledge, threatened in writing, judicial, municipal or administrative proceeding or governmental investigation against it, its respective Property or the transaction contemplated by this Agreement, which, if adversely determined, would individually or in the aggregate have a material adverse effect on such Seller or such Property or any portion thereof or which would in any way challenge or materially interfere with the consummation by such Seller of the transaction contemplated by this Agreement.
(c)    Leases. Such Seller has made copies, which are complete and accurate in all material respects, of its respective Leases (including, without limitation, all guaranties) readily available to Purchaser for inspection at its respective Property. Such Seller is the lessor or landlord or the successor lessor or landlord under the Leases at its Property. Except as set forth on the Rent Rolls or otherwise previously disclosed by Sellers to Purchaser in writing, to such Seller’s knowledge, no tenants have asserted in writing any defenses or offsets to rent accruing after the Closing Date and no material default or material breach exists on the part of any tenant. Except as set forth on the Rent Rolls or otherwise previously disclosed by Sellers to Purchaser in writing, such Seller has not received any written notice of any termination of any Lease, any material default or material breach on the part of the landlord under any Lease nor, to such Seller’s knowledge, does any such material default or material breach exist. Such Seller does not represent or warrant that any of the Leases will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder.
(d)    Rent Roll. The Rent Rolls attached hereto as Exhibit J (the “Rent Rolls”) are true, correct and complete in all material respects as of the date thereof (including, without limitation, with respect to rent concessions and to security and other deposits), and are the rent rolls maintained by Seller and relied on by Seller for internal administration and accounting purposes.
(e)    Operating Statements. The operating statements delivered by such Seller to Purchaser are the operating statements such Seller has used and relied upon in the ordinary course of such Seller’s ownership, operation and management of its respective Property for the period indicated.
(f)    Employees. Seller has no employees.
(g)    Notices of Violations. Seller has not received any written notices from any federal, state, county or municipal agency or authority having jurisdiction over the Property of any material violation or material breach of any laws, ordinances, orders, regulations or guidelines affecting its respective Property, or from any counterparty to any covenant or restriction encumbering its respective Property of any material violation or material breach thereof, which breach or violation has not been cured by Seller or dismissed.

(h)    Condemnation. As of the Effective Date, to such Seller’s knowledge, there is no pending condemnation or other governmental taking proceedings relating to its Property.
(i)    ERISA. Seller is not a plan which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as defined in Section 3(3) of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”), subject to ERISA, nor do the assets of Seller constitute “plan assets” of one or more of such Plans within the meaning of Department of Labor Regulations Section 2510.3-101.  Furthermore, Seller is acting on its own behalf and not on account of or for the benefit of any Plan.
(j)    OFAC. (a) Such Seller and, to such Seller’s actual knowledge, each person or entity owning a direct or indirect interest in such Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person,” (b) to such Seller’s actual knowledge, none of the funds or other assets of such Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (e) to such Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in such Seller (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.
(k)    United States Person. Such Seller is a “United States Person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
(l)    Environmental Matters. To such Seller’s knowledge, such Seller has not received any written notice of any claims with respect to any material violation or alleged material violation of any Environmental Law (as hereinafter defined), any releases of Hazardous Substances (as hereinafter defined) in violation of Environmental Law or any corrective or remedial action for, or cleanup of, its respective Property or any portion thereof. To such Seller’s knowledge, such Seller has not transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Substances from its respective Property in violation of Environmental Law. For purposes of this Agreement, “Environmental Laws” shall mean: all past, present or future federal, state and local statutes, regulations, directives, ordinances, rules, policies, guidelines, court orders, decrees, arbitration awards and the common law, which pertain to environmental matters, contamination of any type whatsoever or health and safety matters, as such have been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof). For purposes of this Agreement, “Hazardous Substances” shall mean: any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under any Environmental Law that is used in violation of applicable laws.
(m)    Service Contracts. Except as set forth on Exhibits D-1, D-2, D-3, and D-4 attached hereto (which Exhibits may be updated by such Seller as of the Closing in accordance with the terms of this Agreement), there are no contracts relating to the management, leasing, or operation of its respective Property that are binding on such Seller or its respective Property or that will be binding on Purchaser or the Property after the Closing Date. Seller has heretofore delivered to Purchaser materially true and complete copies of each of the contracts listed on Exhibits D-1, D-2, D-3, and D-4, including all amendments and modifications thereto. Seller has not received any written notice of, and has no knowledge of, any default by it under any Service Contract, which default has not been cured or which would have a material adverse effect on Purchaser or the ownership or operation of any of the Properties, individually or taken as a whole, after Closing.
(n)    Brokerage Agreements. Other than the brokerage agreement with CBRE (the “Broker”) relating to the sale contemplated by this Agreement, such Seller has delivered true and complete copies of any and all listing agreements, brokerage agreements, or other comparable agreements into which such Seller has entered in connection with its Property, and pursuant to which a leasing commission or finder’s fee may be payable under Section 4.4(b)(3) or subsequent to Closing.
Notwithstanding anything in this Agreement to the contrary, if Purchaser has knowledge of a breach of any representation or warranty made by Seller in this Agreement prior to (i) the expiration of the Diligence Period and Purchaser nevertheless elects not to terminate this Agreement pursuant to Section 3.2, or (ii) Closing and Purchaser nevertheless proceeds to close the transaction described in this Agreement, such representation or warranty by Sellers shall be deemed to be qualified or modified to reflect Purchaser's knowledge of such breach. For purposes of this paragraph, Purchaser is deemed to have “knowledge” of any such breach if (a) Purchaser has actual knowledge of such breach (including by Seller notification pursuant to Section 5.4(g)(iii)), (b) such breach is disclosed by the Title Commitments or Surveys (as the same may have been updated), (c) such breach is disclosed in materials included in the Datasite as of 4 p.m. (Central Time) on December 18, 2014, or (d) such breach is disclosed in any exhibits or schedules to this Agreement.
5.2    Knowledge Defined. References to the “knowledge” of a Seller shall refer only to the actual knowledge of the Designated Person (as hereinafter defined) of such Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of such Seller, or any affiliate of such Seller, to any property manager, or to any other officer, agent, manager, representative or employee of such Seller or any affiliate thereof or to impose upon such Designated Person any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains; provided that so qualifying any such Seller’s knowledge shall in no event give rise to any personal liability on the part of the Designated Person, or any other officer or employee of such Seller, on account of any breach of any representation or warranty of any Seller hereunder. As used herein, the term “Designated Person” shall refer to the following person: G. Lucas Kimmel.
5.3    Survival of Sellers’ Representations and Warranties. The representations and warranties of each Seller set forth in Section 5.1 hereof, as updated by the certificate of such Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(f) hereof, shall survive Closing for a period of seven (7) months (such period being the “Survival Period”). No Seller shall have any liability hereunder relating to a breach of a representation or warranty by any other Seller, it being agreed by Purchaser that any liabilities relating to a breach of a representation or warranty shall be several. No claim for a breach of any representation or warranty of any Seller shall be actionable or payable (a) if the breach in question is one of which Purchaser has knowledge prior to Closing, (b) unless the valid claims for all such breaches against any one or more of such Sellers (including, without limitation, all attorneys’ fees and court costs) exceed the lesser of Fifty Thousand and No/100 Dollars ($50,000.00) for any single Seller or Property or collectively aggregate to more than One Hundred Thousand and No/100 Dollars ($100,000.00) with respect to all Sellers and all Properties, in which event the full amount of such claims shall be actionable, and (c) unless Purchaser has provided written notice of such breach to Sellers prior to the expiration of the Survival Period and an action shall have been commenced by Purchaser against the applicable Seller, if at all, prior to thirty (30) days after the expiration of the Survival Period. For purposes of the foregoing sentence, Purchaser shall be deemed to have “knowledge” of any such breach if (i) Purchaser has actual knowledge of such breach (including by Seller notification pursuant to Section 5.4(g)(iii)), (ii) such breach is disclosed in materials included in the Datasite as of 4 p.m. (Central Time) on December 18, 2014, (iii) such breach is disclosed in any exhibits or schedules to this Agreement, or (iv) such breach is disclosed by the Title Commitments or Surveys (as the same may have been updated). In no event shall the total amount of all Sellers’ aggregate liability to Purchaser under this Agreement, including, without limitation, liability for breach of any representation or warranty of any Seller in this Agreement and/or the certificate to be delivered by such Seller at Closing pursuant to Section 4.2(f) hereof, exceed the amount of One Million Eight Hundred Forty-Six Thousand Five Hundred and No/100 Dollars ($1,846,500.00) (in total, with respect to all Sellers and all Properties) (the “Cap”). Sellers shall deposit with the Title Company at Closing the full amount of the Cap, which amount shall be held in escrow during the Survival Period pursuant to the terms of an Escrow Agreement in the form of Exhibit J attached hereto (the “Holdback Escrow Agreement”); provided, however, that the Cap shall not apply to any Seller’s liability with respect to prorations contained in Section 4.4, any Seller’s actual fraud, or Sellers’ liabilities under Section 8.1. Upon the expiration of the Survival Period, if Purchaser shall not have filed any claim with respect to the provisions of this Section 5.3 in accordance with the terms and provisions of the Holdback Escrow Agreement, the Title Company shall, upon written request from Sellers, promptly disburse the Cap amount to Sellers pursuant to directions provided by Sellers despite any objection by Purchaser.
5.4    Covenants of Seller. Sellers hereby covenant with Purchaser as follows:

(a)    After the Effective Date until the Closing or earlier termination of this Agreement, each Seller shall use commercially reasonable efforts to operate and carry on its business and activities relating to the Property, and maintain in good condition and repair, subject to ordinary wear and tear, its Property in the manner in which each Seller has operated and maintained its Property prior to the Effective Date. Furthermore, no Seller will remove any Personal Property except as may be required for necessary repair or replacement, and such replacement shall be of substantially similar quality and quantity as existed as of the time of its removal.
(b)    From and after the Effective Date (provided Purchaser has not terminated this Agreement pursuant to Section 3.2) until the Closing or earlier termination of this Agreement, no Seller will, without Purchaser’s prior written consent in each instance (which consent shall not be unreasonably withheld, delayed or conditioned), amend, modify, extend, renew or terminate any Lease, or enter in to any new Lease, except that Purchaser’s consent shall not be required with respect to any new Lease or renewal of an existing Lease which (i) is on Sellers’ standard lease form delivered to Purchaser, (ii) is to a tenant meeting the tenant qualification standards set forth in Exhibit K, (iii) is for a term of twelve (12) months commencing in August 2015 (or a shorter term as may be granted in such Seller’s commercially reasonable discretion expiring no later than July 31, 2015, to accommodate any current vacancy) at current market rentals as set forth in Exhibit K, and (iv) does not include any concessions or discounts except as set forth in Exhibit K. No leasing commissions shall be incurred except as provided in Exhibit K. Sellers shall deliver or make available to Purchaser copies of all new Leases entered into between the expiration of the Diligence Period and the Closing or earlier termination of this Agreement. After the Effective Date and until the Closing or earlier termination of this Agreement, upon request by Purchaser, Sellers shall provide Purchaser with weekly leasing activity and occupancy reports showing all leasing activity for the Properties during the previous week.
(c)    From the expiration of the Diligence Period until Closing or earlier termination of this Agreement, without Purchaser’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed), no Seller shall amend any existing Service Contract that will be binding on Purchaser after Closing or enter into any new contract with respect to the ownership and/or operation of any of the Properties that will survive the Closing, unless, in each instance, any such contract is terminable upon not more than thirty (30) days’ notice without cause or penalty. Sellers shall give Purchaser notice within two (2) business days’ after entering into any such amendment or new contract (together with a copy thereof) and, if Purchaser fails to notify Sellers that it wishes to assume such amended or new contract within three (3) business days after receipt of such notice, Sellers shall have the same obligations under Section 5.4(e) with respect to such contract as if it had been listed on Exhibits D-1, D-2, D-3 or D-4 and Purchaser had timely elected to not assume the same at Closing.
(d)    After the Effective Date until Closing or earlier termination of this Agreement, no Seller shall assign, alienate, lien, encumber or otherwise transfer all or any part of its Property or any interest therein, other than with respect to leases entered into in the ordinary course of business.
(e)    During the Diligence Period, Purchaser shall notify Sellers which of the contracts listed on Exhibits D-1, D-2, D-3 and D-4 that Purchaser wishes to assume at Closing; provided, however, Purchaser shall be required to assume any such contracts at Closing that are not terminable upon thirty (30) or fewer days’ notice or requires a fee for termination. Failure to timely deliver such notice shall constitute Purchaser’s binding election to assume all such contracts. Purchaser shall pay any transfer or assignment fees or charges due in connection with its assumption of any such contracts. Notice of termination for all such contracts not assumed by Purchaser shall be given by Sellers in connection with Closing, and any charges accruing thereunder on or after the Closing Date and through the date of actual termination shall be the responsibility of Sellers. Notwithstanding the foregoing, on or prior to the Closing, each Seller shall terminate the existing management agreement that such Seller has entered into relating to the management and leasing of its respective Property.
(f)    From the Effective Date until Closing or earlier termination of this Agreement, no Seller will list any of the Properties with any broker (other than the existing listing agreement with Broker, provided Seller and Broker discontinue marketing the Properties during the pendency of this Agreement) or otherwise solicit or make or accept any offers to sell any Property, engage in any discussions or negotiations with any third parties with respect to the sale or other disposition of any Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of any Property.
(g)    Sellers shall provide to Purchaser, within five (5) business days (or by Closing, if sooner) after any Seller’s receipt or knowledge thereof, as applicable, (i) any and all written notices received by any Seller that any Seller or any Property is in violation or breach of any applicable laws, ordinances, orders, regulations, guidelines, covenants or restrictions, (ii) any and all written notices received by any Seller from any counterparty to an agreement affecting the Property (including, without limitation, any Service Contract) that a Seller is in default thereunder, and (iii) any fact of which a Seller becomes aware that makes or would cause any of the representations or warranties of any Seller set forth in this Agreement to become untrue in any material respect.
(h)    Sellers agree to make Rent-ready all units (acknowledging that a unit shall include each bedroom which is leased on an individual basis) at the Properties that are vacant as of a date not less than five (5) business days prior to Closing, and to credit Purchaser at Closing in the amount of $200.00 for each such unit which has not been made Rent-ready as of Closing. “Rent-ready” condition shall mean all those units that are vacant on the Closing Date (including any common room or kitchen shared by such unit, as applicable) shall be in rentable condition, maintenance shall be performed, all walls shall be painted as necessary, all carpet shall be professionally steam cleaned as necessary or replaced as necessary, and equipped with appliances installed and working.

(i)    Gainesville Seller shall use commercially reasonable efforts to cooperate with Purchaser's efforts to request an assignment of Gainesville Seller’s mortgage and similar loan documents (if any) to Purchaser’s lender, in connection with Purchaser's efforts to reduce its documentary stamp liability as it may relate to acquisition financing (provided Gainesville Seller shall not be required to incur any cost or expense related thereto other than Sellers’ attorneys’ fees).
(j)    Seller shall use commercial reasonable efforts to obtain the REA Estoppel from the Association and, upon request by Purchaser, shall provide reasonable evidence of Seller’s correspondence with the Association in regard to the same.
(k)    A total of 797 sprinkler heads located within the Columbia Improvements have been identified as being in need of repair or replacement as a result of damage and/or paint overspray, as more particularly described in the walk-through summary for the Columbia Property provided by Purchaser to Columbia Seller.  Columbia Seller shall repair or replace such damaged and/or painted sprinkler heads to at least the standard required by applicable law (the “Sprinkler Work”), to the extent reasonably practicable prior to Closing.  Columbia Seller’s delivery to Purchaser of written certification from a third party contractor and/or Columbia Seller’s property manager shall evidence substantial completion of the Sprinkler Work in all material respects (“Completion”).  If the Sprinkler Work is not Completed on or before the Closing Date, Purchaser shall nevertheless proceed to the Closing (it being the express understanding of the parties hereto that completion of the Sprinkler Work is not a condition to the Closing) and, at the Closing, an amount reasonably estimated by Purchaser and Columbia Seller to Complete the Sprinkler Work (not to exceed $50,000), shall be credited by Sellers against the Purchase Price.
5.5    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:
(a)    ERISA. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA.
(b)    Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of Delaware. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.
(c)    Pending Actions. To Purchaser’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, would individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(d)    OFAC. Purchaser and, to Purchaser’s actual knowledge, each person or entity owning a direct or indirect interest in Purchaser is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other similar List, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person”, which, in each case, would cause Seller to be in violation of OFAC sanctions solely on account of the transaction contemplated by this Agreement. To Purchaser’s actual knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and to Purchaser’s actual knowledge, no Embargoed Person has any ownership interest of any nature whatsoever in Purchaser (whether directly or indirectly).
Notwithstanding anything in this Agreement to the contrary, if Seller has knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to close this transaction, such representation or warranty by Purchaser with respect to such matter shall be deemed to be modified to reflect such knowledge. For purposes of this paragraph, the term “knowledge” shall have the meaning set forth in Section 5.2.
5.6    Survival of Purchaser’s Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5(a) hereof shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of seven (7) months.
5.7    Covenants of Purchaser. Purchaser hereby covenants to furnish Sellers with copies of any environmental reports received by Purchaser in connection with Purchaser’s due diligence inspection of the Property in the event the transactions contemplated hereunder fail to close for any reason, in accordance with Section 10.24. Purchaser hereby assumes full responsibility for the sufficiency of such inspections. Purchaser shall also furnish to Sellers copies of any other reports, including, without limitation, updated Surveys, received by Purchaser relating to any other inspections of the Property conducted on Purchaser’s behalf, if any, in accordance with Section 10.24.
ARTICLE VI
DEFAULT
6.1    Default by Purchaser. IF PURCHASER DEFAULTS IN A MATERIAL OBLIGATION UNDER THIS AGREEMENT, SELLERS, AS SELLERS’ SOLE AND EXCLUSIVE REMEDY, SHALL HAVE THE RIGHT TO (I) TERMINATE THIS AGREEMENT WITH RESPECT TO ALL OF THE PROPERTIES AND, IN SUCH EVENT, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS, OBLIGATIONS OR LIABILITIES HEREUNDER EXCEPT TO THE EXTENT THAT ANY RIGHT, OBLIGATION OR LIABILITY SET FORTH HEREIN EXPRESSLY SURVIVES TERMINATION OF THIS AGREEMENT AND (2) RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLERS’ ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS

SALE DUE TO PURCHASER’S DEFAULT HEREUNDER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLERS WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO, AND DOES NOT, LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF. SELLERS HEREBY AGREE THAT PRIOR TO THEIR EXERCISE OF ANY RIGHTS OR REMEDIES AS A RESULT OF ANY MATERIAL DEFAULT BY PURCHASER (OTHER THAN A DEFAULT OF SECTION 4.3 OR OF AN OBLIGATION TO BE PERFORMED ON THE CLOSING DATE), SELLERS WILL FIRST DELIVER WRITTEN NOTICE OF SAID DEFAULT TO PURCHASER, AND IF PURCHASER SO ELECTS, PURCHASER SHALL HAVE THE OPPORTUNITY, BUT NOT THE OBLIGATION, TO CURE SUCH DEFAULT WITHIN FIVE (5) BUSINESS DAYS AFTER PURCHASER’S RECEIPT OF SUCH NOTICE.

SELLERS: BTK BTK	PURCHASER: EB
BTK BTK

6.2    Default by Sellers. If any of the Sellers fail to perform in any material respect the covenants and agreements contained herein to be performed by such Sellers within, if applicable, the time for performance as specified herein (including, without limitation, Sellers’ obligation to close), Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, less the Independent Consideration, plus, if such Seller’s default is intentional and specific performance is unavailable or impractical to require such Seller to perform the specific obligation which resulted in, so as to cure, such default, recovery of Purchaser’s actual, out-of-pocket, third party costs incurred in connection with this transaction, up to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate for all Properties, which return and recovery shall operate to terminate this Agreement with respect to all of the Properties and release Sellers from any and all liabilities and obligations hereunder, or (b) to enforce specific performance of Sellers’ obligations under this Agreement, including, without limitation, to execute the documents required by the terms of this Agreement and to convey the Properties to Purchaser in accordance with the terms of this Agreement; provided, however, that (i) Purchaser shall only be entitled to such remedy if (A) any such suit for specific performance is filed within ninety (90) days after Purchaser becomes aware of the default by Sellers, (B) Purchaser is not in default under this Agreement, and (C) Purchaser has furnished ten (10) days prior written notice to Sellers of its intent and election to seek specific enforcement of this Agreement and (ii) notwithstanding anything to the contrary contained herein, Sellers shall not be obligated to expend any sums to cure any defaults under this Agreement (other than to apply the Purchase Price to release Liquidated Defects) and if Purchaser seeks specific performance under this Agreement, Purchaser agrees to accept the Property in its “WHERE IS, AS IS” condition in accordance with Article IX. Purchaser hereby agrees that prior to its exercise of any rights or remedies as a result of any defaults by any Seller (other than a default of Section 4.2 or of an obligation to be performed on the Closing Date), Purchaser will first deliver written notice of said default to such Seller, and if such Seller so elects, such Seller shall have the opportunity, but not the obligation, to cure such default within five (5) business days after such Seller’s receipt of such notice. In no event whatsoever shall Purchaser file any instrument of record against title to the Property. Purchaser expressly waives its rights to seek money damages in the event of Sellers’ default hereunder, except, following Closing, in the case of any Seller’s actual fraud or, subject Section 5.3, in the case of a breach of any representation, warranty or covenant of any Seller which expressly survives the Closing.
ARTICE VII
RISK OF LOSS
7.1    Minor Damage. In the event of any loss or damage to, or condemnation (or commencement of any condemnation proceeding or written threat or notice of the same) of, the Property or any portion thereof Sellers shall promptly notify Purchaser. In the event of loss or damage which is not “major” (as hereinafter defined) to a Property or any portion thereof, this Agreement shall remain in full force and effect, and if, prior to the Closing Date, Sellers have not fully repaired or restored such Property to substantially the same condition as existed immediately prior to such loss or damage (without any obligation to do so), then Sellers shall assign to Purchaser all of such Seller’s right, title and interest to any claims and proceeds such Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that such Seller elects, in its sole discretion, to perform repairs upon the Property, such Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs, not to exceed twenty (20) days. In connection with Seller’s assignment of a casualty claim to Purchaser, the Purchase Price shall be reduced (i.e., Purchaser shall receive a credit against the Purchase Price at Closing) by an amount equal to the lesser of (a) the deductible amount under such Seller’s insurance policy plus the amount of any uninsured or coinsured loss or damage, and (b) the reasonable estimated costs for the repair or restoration of the Property required by such casualty. Upon Closing, full risk of loss with respect to the Properties shall pass to Purchaser.
7.2    Major Damage. In the event of a “major” loss or damage to a Property and provided such loss or damage was not caused by Purchaser or Purchaser's Representatives, Purchaser may terminate this Agreement by written notice to Sellers, in which event the Earnest Money shall be returned to Purchaser, less the Independent Consideration. If Purchaser does not elect to terminate this Agreement within ten (10) days after Sellers send Purchaser written notice of the occurrence of major loss or damage (and, if the Closing Date is within such 10-day period, then Closing shall be extended to the next business day following the end of said 10-day period), then Purchaser shall be deemed to have elected to proceed with Closing. In the event prior to Closing the applicable Seller shall not have fully repaired or restored such Property to the same condition as existed immediately prior to such loss or damage (without any obligation to do so), then such Seller shall assign to Purchaser all of such Seller’s right, title and interest to any claims and proceeds such Seller may have with respect to any casualty insurance policies or condemnation awards relating to the Property in question. In the event that such Seller elects, in its sole discretion, to perform repairs upon the Property, such Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs, not to exceed twenty (20) days. In connection with the applicable Seller’s assignment of a casualty claim to Purchaser, the Purchase Price shall be reduced (i.e. Purchaser shall receive a credit against the Purchase Price at Closing) by an amount equal to the deductible amount under such Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Properties shall pass to Purchaser.
7.3    Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2 hereof, a “major” loss or damage shall be as set forth on Schedule 7.3 attached hereto.
ARTICLE VIII
COMMISSIONS
8.1    Brokerage Commissions. Sellers shall be responsible to pay to Broker the brokerage commission owing to Broker pursuant to a separate written agreement between Sellers and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.
ARTICLE IX
DISCLAIMERS AND WAIVERS
9.1    No Reliance on Documents. Except as expressly stated herein or in any document delivered by any one or more of the Sellers at the Closing, Sellers make no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered or made available by Sellers to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered or made available by any Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein or in any document delivered by any one or more of the Sellers at the Closing. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that, except as expressly set forth herein or in any document delivered by any one or more of the Sellers at the Closing, (a) any environmental or other report with respect to the Property which is delivered or made available by Sellers to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered or made available by Sellers to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) no Seller nor any affiliate of any Seller nor the person or entity which prepared any such report delivered or made available by Sellers to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or in verbal communication regarding such report.

9.2    Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY ANY ONE OR MORE OF THE SELLERS AT THE CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLERS ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO ANY PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEEDS), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTIES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY DATA, MATERIALS OR OTHER INFORMATION PROVIDED OR MADE AVAILABLE BY OR ON BEHALF OF SELLERS OR THEIR AGENTS OR EMPLOYEES, THE MANAGERS OF THE PROPERTIES, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLERS TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLERS SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTIES “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY ANY ONE OR MORE OF THE SELLERS AT THE CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLERS ARE NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTIES) MADE OR FURNISHED BY SELLERS, THE MANAGER OF THE PROPERTIES, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLERS, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY ANY ONE OR MORE OF THE SELLERS AT THE CLOSING PURSUANT TO SECTION 4.2 HEREOF. PURCHASER REPRESENTS TO SELLERS THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED OR MADE AVAILABLE BY OR ON BEHALF OF SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENTS DELIVERED BY ANY OF THE SELLERS AT CLOSING PURSUANT TO SECTION 4.2 HEREOF. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY

DOCUMENTS DELIVERED BY ANY OF THE SELLERS AT CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS (AND SELLERS’ MEMBERS, MANAGERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ADVISORS AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, RIGHTS (INCLUDING RIGHTS GRANTED TO PURCHASER UNDER APPLICABLE LAW), BENEFITS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS (AND SELLERS’ MEMBERS, MANAGERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ADVISORS AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS DELIVERED BY ANY OF THE SELLERS AT CLOSING, AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED.
9.3    PURCHASER ACKNOWLEDGES THAT IT WILL HAVE THE OPPORTUNITY TO INSPECT THE PROPERTIES DURING THE DILIGENCE PERIOD, AND DURING SUCH DILIGENCE PERIOD, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, AND THE OPPORTUNITY TO CONDUCT SUCH INVESTIGATION AND STUDY ON AND OF THE PROPERTIES AND ADJACENT AREAS AS PURCHASER DEEMS NECESSARY. WITHOUT LIMITATION OF THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER IN THIS AGREEMENT AND IN THE DOCUMENTS DELIVERED BY ANY OF THE SELLERS AT CLOSING, PURCHASER HEREBY FOREVER RELEASES AND DISCHARGES SELLERS FROM ALL RESPONSIBILITY AND LIABILITY, INCLUDING WITHOUT LIMITATION, LIABILITIES UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (42 U.S.C. SECTIONS 9601 ET SEQ.), AS AMENDED (“CERCLA”), THE TEXAS SOLID WASTE DISPOSAL ACT (TEXAS HEALTH AND SAFETY CODE § 361.001 ET SEQ. (VERNON 2001)), AS AMENDED (THE “TEXAS WDA”), THE MISSOURI SOLID WASTE MANAGEMENT LAW (MO. REV. STAT. SECTIONS 260.200-260.345 (THE “MISSOURI WML”), THE GEORGIA COMPREHENSIVE SOLID WASTE MANAGEMENT ACT OF 1990 (GA. CODE ANN. SECTION 12-8-20) (THE “GEORGIA WMA”), THE FLORIDA RESOURCE RECOVERY AND MANAGEMENT ACT (FLA. STAT. SECTION 403, PART IV) AND THE FLORIDA SOLID WASTE MANAGEMENT ACT (FLA. STAT. SECTIONS 403.702-.7193 AND 403.75-.769) (TOGETHER, THE “THE FLORIDA ACTS”), THE

RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. SECTION 9601 ET SEQ.), AS AMENDED, AND THE OIL POLLUTION ACT (33 U.S.C. SECTION 2701 ET SEQ.) REGARDING THE CONDITION, VALUATION, SALABILITY OR UTILITY OF THE PROPERTIES, OR THEIR SUITABILITY FOR ANY PURPOSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, WITH RESPECT TO THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF HAZARDOUS MATERIALS OR OTHER MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY IN THE FUTURE BE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTIES UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES, AND ANY STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS MATERIALS ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTIES) AND ANY FACT OR CONDITION EXISTING REGARDING THE PRESENCE OF, TESTING FOR, OR REMEDIATION OF, MILDEW, MOLD OR MOLD SPORES ON THE PROPERTIES.  WITHOUT LIMITATION OF THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER IN THIS AGREEMENT AND IN THE DOCUMENTS DELIVERED BY ANY OF THE SELLERS AT CLOSING, PURCHASER FURTHER HEREBY WAIVES (AND BY CLOSING THIS TRANSACTION WILL BE DEEMED TO HAVE WAIVED) ANY AND ALL OBJECTIONS AND COMPLAINTS (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE AND LOCAL STATUTORY AND COMMON LAW BASED ACTIONS, AND ANY PRIVATE RIGHT OF ACTION UNDER ANY FEDERAL, STATE OR LOCAL LAWS, REGULATIONS OR GUIDELINES TO WHICH THE PROPERTIES ARE OR MAY BE SUBJECT, INCLUDING, BUT NOT LIMITED TO, CERCLA, THE TEXAS WDA, THE MISSOURI WML, THE GEORGIA WMA, AND THE FLORIDA ACTS) CONCERNING THE PHYSICAL CHARACTERISTICS AND ANY EXISTING CONDITIONS OF THE PROPERTIES.  EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER IN THIS AGREEMENT AND IN THE DOCUMENTS DELIVERED BY ANY OF THE SELLERS AT CLOSING, PURCHASER FURTHER HEREBY ASSUMES AT CLOSING THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTIES AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS OR OTHER CONTAMINANTS, INCLUDING MOLD OR MOLD SPORES, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.
9.4    Effect and Survival of Disclaimers. Sellers and Purchaser acknowledge that the compensation to be paid to Sellers for the Properties has been decreased to take into account that the Properties are being sold subject to the provisions of this Article IX. Sellers and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X
MISCELLANEOUS
10.1    Confidentiality. Purchaser and Purchaser Representatives shall hold in strictest confidence all data and information obtained with respect to this Agreement, the Properties, Sellers and their business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may (a) disclose such data and information (1) to the agents, consultants, contractors, employees, lenders, accountants, attorneys and investors of Purchaser (each a “Purchaser Party”) who have a need to know such information in connection with Purchaser's investigation and evaluation of the Property (provided Purchaser shall advise each such Purchaser Party of the confidential nature of such information or such Purchaser Party shall agree to maintain the confidentiality thereof), or (2) to the extent it is compelled by securities laws or other applicable law, and (b) without Sellers’ consent, Purchaser may contact governmental officials to request for review governmental records or for the sole purpose of verifying the Property's general compliance with local laws and as is necessary to complete a Phase I environmental report (on the condition that, unless required by law, Purchaser shall not notify any governmental employee or official of any actual or potential violation of any zoning, environmental or other law or provide any such governmental employee or official with any information relating to the Properties other than the location thereof and such other information regarding the Property as shall be customarily and reasonably necessary to verify such compliance, provided, that, if any Seller is required by law to notify any governmental official or employee of any such violation or provide such information, Purchaser shall provide Sellers prompt written notice of any such requirement in advance of any such notification in order to afford Sellers the opportunity to seek an appropriate protective order or other reliable remedy, and Purchaser will reasonably cooperate with Sellers in seeking to resist or narrow the scope of such requirement and to obtain such protective order or other remedy, and if no such protective order or other remedy is obtained, Purchaser will disclose only such information that in the advice of counsel is legally required to be disclosed and will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information). In the event this Agreement is terminated or Purchaser fails to perform hereunder, the confidentiality required by this Section 10.1 will be maintained for a period of one (1) year, and Purchaser shall promptly return to Sellers or destroy any statements, documents, schedules, exhibits or other written information obtained from Sellers in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser, any Purchaser Representative or any Purchaser Party of this Section 10.1, Sellers shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting any Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. This Section 10.1 shall cease to apply to Purchaser and Sellers upon the Closing of the purchase and sale contemplated by this Agreement. There shall be no obligation to keep confidential information obtained by Purchaser with respect to the Properties, any Seller or its business which is publicly available other than as a result of a disclosure by Purchaser, any Purchaser Representative or any Purchaser Party in violation of this provision or is obtained by Purchaser on a non-confidential basis from a source other than Sellers, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to Sellers or any other party with respect to such information.
10.2    Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form and with the content approved by Purchaser and Sellers and their respective counsel, except as may be required by securities laws or other applicable law. After Closing, Purchaser and Sellers may disclose or release to the public the fact that the transaction contemplated by this Agreement was closed, but neither party may disclose any specific information relating to the terms of this Agreement, including without limitation the Purchase Price, any Allocated Amounts or the identity of the other party, without the prior written consent of the other party. For the avoidance of doubt, Sellers and Purchaser shall not be restricted from making any such disclosures required by securities and other applicable laws. Except as may be required to be disclosed by applicable law (including, without limitation, securities laws), no Seller or any of its respective affiliates may in any written press release or in any other public disclosure or otherwise use or make reference to any of the names identified on Schedule 10.2.
10.3    Performance of Obligations. The occurrence of the Closing shall constitute Purchaser’s recognition and agreement that, except for the obligations of Sellers that expressly survive the Closing pursuant to the terms hereof, any and all obligations of Sellers under this Agreement to be performed prior to Closing, shall be deemed to have been performed by Sellers.
10.4    Assignment. Neither party may assign its rights under this Agreement without first obtaining the other party’s written approval, which approval may be given or withheld in such party’s sole discretion; provided, however, that Purchaser shall have a one-time right (without Sellers’ prior consent) to assign Purchaser’s rights hereunder to any one or more entities, directly or indirectly, owned or controlled by, controlling or under common control with any entity identified on Schedule 10.4; provided further that any such assignment(s) shall only be permitted on the Closing Date and not prior thereto and Purchaser shall provide Sellers with an copy of any such assignment promptly upon execution thereof. Without limitation of the foregoing, no assignment(s) by Purchaser shall relieve Purchaser of any of its obligations or liabilities pursuant to this Agreement.
10.5    Notices. Any notice pursuant to this Agreement shall be in writing, to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, by:
(a)    personal delivery, which notice shall be deemed effective upon such delivery,
(b)    deposit with a reputable overnight courier with proof of delivery, which notice shall be deemed effective one (1) business day after such deposit,
(c)    United States Mail, postage prepaid, registered or certified mail, return receipt requested, which notice shall be deemed effective three (3) business days after deposit with the United States Post Office, or

(d)    email transmission sent, which notice shall be deemed effective as of the date of the email transmission provided that the party sending such email transmission sends a written confirmation of the transmission the same day by reputable overnight courier with proof of delivery. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as set forth on Schedule 10.5.
10.6    Binding Effect. This Agreement shall not be binding until Sellers and Purchaser shall have executed and delivered this Agreement to the other party.
10.7    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
10.8    Tenant Notification Letter. Purchaser shall deliver to each of the tenants under the Leases the tenant notices described in Section 4.2(e) or such other signed statement acknowledging Purchaser’s receipt and responsibility for each such tenant’s security and other deposits, if any, all in compliance with and pursuant to, and to the extent required by, applicable provisions of applicable law. The provisions of this Section 10.8 shall survive Closing.
10.9    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Illinois, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m. (Central Time). Time is of the essence of each and every provision of this Agreement.
10.10    Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
10.11    Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
10.12    Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement (but without expanding the obligations or liability of either party hereunder in any material manner). Without limiting the generality of the foregoing, Purchaser shall, if requested by Sellers, execute acknowledgments of receipt with respect to any materials delivered or made available by Sellers to Purchaser with respect to each Property. The provisions of this Section 10.12 shall survive Closing.

10.13    Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.
10.14    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.
10.15    Applicable Law. PROVISIONS OF THIS AGREEMENT SPECIFICALLY RELATING TO EACH PROPERTY ARE PERFORMABLE IN THE STATE OF WHERE SUCH PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLERS AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING (A) IN THE STATE IN WHICH EACH PROPERTY IS LOCATED (WITH RESPECT TO CLAIMS SPECIFICALLY RELATING TO SUCH PROPERTY) AND (B) IN ILLINOIS (WITH RESPECT TO ANY CLAIMS RELATING GENERALLY TO THIS AGREEMENT) AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING (1) IN THE STATE WHERE THE PROPERTY IS LOCATED (WITH RESPECT TO CLAIMS SPECIFICALLY RELATING TO AN INDIVIDUAL PROPERTY) AND (2) IN THE COUNTY OF COOK, STATE OF ILLINOIS (WITH RESPECT TO CLAIMS GENERALLY TO THIS AGREEMENT). PURCHASER AND SELLERS AGREE THAT THE PROVISIONS OF THIS SECTION 10.15 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
10.16    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Sellers and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing. The provisions of this Section 10.16 shall survive the closing of the transaction contemplated by this Agreement.
10.17    Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:
(a)    Exhibit A-1 - Legal Description of the San Marcos Land
(b)    Exhibit A-2 - Legal Description of the Columbia Land
(c)    Exhibit A-3 - Legal Description of the Gainesville Land
(d)    Exhibit A-4 - Legal Description of the Athens Land
(e)    Exhibit B-1 - San Marcos Personal Property

(f)    Exhibit B-2 - Columbia Personal Property
(g)    Exhibit B-3 - Gainesville Personal Property
(h)    Exhibit B-4 - Athens Personal Property
(i)    Exhibit C-1 - San Marcos Rent Roll
(j)    Exhibit C-2 - Columbia Rent Roll
(k)    Exhibit C-3 - Gainesville Rent Roll
(l)    Exhibit C-4 - Athens Rent Roll
(m)    Exhibit D-1 - San Marcos Service Contracts
(n)    Exhibit D-2 - Columbia Service Contracts
(o)    Exhibit D-3 - Gainesville Service Contracts
(p)    Exhibit D-4 - Athens Service Contracts
(q)    Exhibit E - Bill of Sale
(r)    Exhibit F - Assignment and Assumption of Leases and Service Contracts
(s)    Exhibit G - Assignment of Intangibles
(t)    Exhibit H-1 - San Marcos Deed
(u)    Exhibit H-2 - Columbia Deed
(v)    Exhibit H-3 - Gainesville Deed
(w)    Exhibit H-4 - Athens Deed
(x)    Exhibit I - Tenant Notice
(y)    Exhibit J - Form of Holdback Escrow Agreement
(z)    Exhibit K - Leasing Parameters
(aa)    Exhibit L – REA Estoppel
(bb)    Schedule 1.3 - Allocation of Purchase Price
(cc)    Schedule 2.1(a) - Notice of Defects
(dd)    Schedule 2.1(b) - Sellers’ Response Letter

(ee)    Schedule 7.3 - Major Damage
(ff)    Schedule 10.2 - Confidential Names
(gg)    Schedule 10.4 - Permitted Assignees
10.18    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
10.19    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
10.20    Termination of Agreement. It is understood and agreed that if either Purchaser or Sellers terminate this Agreement pursuant to a right of termination granted hereunder, such termination shall terminate Purchaser’s right to purchase all the Properties and operate to relieve Sellers and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.
10.21    Title Company’s Agreement. Title Company, as escrow agent, is executing this Agreement to confirm its agreement to serve as escrow agent hereunder in accordance with the terms set forth in this Agreement and the supplementary instructions in Sections 1.6 and 1.7 hereof.
10.22    Prevailing Party. In the event that either party hereto employs an attorney in connection with claims by one party against the other arising from this Agreement, the non-prevailing party shall pay the prevailing party all reasonable out-of-pocket fees and expenses, including attorneys’ fees, incurred in connection with such claims.
10.23    1031 Exchange. Intentionally Deleted.
10.24    Permitted Termination. In the event that (a) Purchaser exercises its right to terminate this Agreement in accordance with a provision hereof that expressly entitles Purchaser to terminate this Agreement, or (b) Sellers terminate this Agreement (except pursuant to Section 6.1 hereof) (a “Termination Event”), the Title Company shall promptly return the Earnest Money to Purchaser, less the Independent Consideration despite any objection by any Seller. Thereafter, Purchaser shall promptly deliver to Sellers (x) all documents, information and material delivered by Sellers to Purchaser and (y) copies of any and all surveys, studies, evaluations and reports prepared by third parties in connection with Purchaser’s due diligence inspections of the physical condition of the Properties (the documents referenced in clauses (x) and (y) are collectively referred to herein as the “Purchaser Deliveries”), which Purchaser Deliveries shall be delivered without representation or warranty regarding the accuracy thereof and without the right to rely thereon. The terms and conditions of this Section 10.24 are without limitation on the rights of Purchaser under Section 6.2 of this Agreement.

10.25    All persons dealing with Purchaser shall look to the assets of Purchaser for the enforcement of any claim against Purchaser. In no event shall any of the Sellers seek satisfaction for any obligation from any partners, members, managers, shareholders, officers, directors, employees, agents, legal representatives, successors or assigns of Purchaser nor shall any of the foregoing have any personal liability for any such obligations of Purchaser. Notwithstanding anything herein to the contrary, upon any assignment of this Agreement in accordance with Section 10.4, the term “Purchaser” for purposes of this Section 10.25 shall include, jointly and severally, the originally named “Purchaser” in this Agreement together with any such assignee.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.
SELLERS:
LIPT SAN MARCOS, LLC
By: /s/ Gregory A. Falk
Name: Gregory A. Falk
Its: Vice President
LIPT COLUMBIA, LLC
By: /s/ Gregory A. Falk
Name: Gregory A. Falk
Its: Vice President
LIPT GAINESVILLE, LLC
By: /s/ Gregory A. Falk
Name: Gregory A. Falk
Its: Vice President
LIPT ATHENS, LLC
By: /s/ Gregory A. Falk
Name: Gregory A. Falk
Its: Vice President

[Purchaser’s Signature and Title Company’s Signature Appear on Following Pages]

PURCHASER:
LSH ACQUISITIONS, L.L.C., a Delaware limited liability company
By: /s/ Ethan Bing
Name: Ethan Bing
Title:     Vice President

[Title Company Signature Appears on Following Page]

The Agreement has been received by the Title Company as of this 19th day of December, 2014. The Title Company hereby agrees to be bound by the terms and provisions of the Agreement which are applicable to it.
TITLE COMPANY:
STEWART TITLE GUARANTY COMPANY
By: /s/ John T. Kieley
Name:     John T. Kieley
Title:     Sr. Vice President